         As filed with the Securities and Exchange Commission on August 31, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             ONEWORLD SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 94-3095680
  (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                             1144 EAST ARQUES AVENUE
                               SUNNYVALE, CA 94086
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                   NEIL SELVIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ONEWORLD SYSTEMS, INC.
                             1144 EAST ARQUES AVENUE
                               SUNNYVALE, CA 94086
                                 (408) 523-1100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                1999 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                               ------------------

                                    Copy to:
                                 ALAN K. AUSTIN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM            MAXIMUM         AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
        TO BE REGISTERED               REGISTERED           PER SHARE       OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock.................          1,165,000              $4.19(1)       $4,881,350.00(1)    $1,357.02(1)
-------------------------------------------------------------------------------------------------------------

=============================================================================================================

(1) The average of the bid and asked price on the over-the-counter market on August 27, 1999, computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.

================================================================================

                             ONEWORLD SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents and information previously filed by OneWorld Systems, Inc. (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

        (c) The Company's Current Report on Form 8-K dated May 11, 1999.

        (d) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A filed on September 26, 1993, as amended.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation authorizes the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company has entered into indemnification agreements with its directors. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8. EXHIBITS

          Exhibit
          Number          Document
          -------         --------
             4.1          1999 Stock Plan.

             4.2          Form of agreement for employees, consultants, and directors.

             4.3          Form of agreement for automatic grants to non-employee directors.

             5.1          Opinion of counsel as to legality of securities being registered.

            23.1          Consent of Independent Auditors.

            23.2          Consent of Counsel (contained in Exhibit 5.1).

            24.1          Power of Attorney (see Signature Page).

Item 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 31st day of August 1999.

                                 ONEWORLD SYSTEM, INC.

                                 By: /s/  Neil Selvin
                                     -------------------------------------
                                     Neil Selvin
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Selvin his attorney-in-fact, with the power of substitution , for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              TITLE                           DATE
   ------------------------------      -----------------------------------      ---------------
       /s/ Leonard A. Lehmann                Chairman of the Board              August 31, 1999
   ------------------------------
         Leonard A. Lehmann

           /s/ Neil Selvin             President, Chief Executive Officer       August 31, 1999
   ------------------------------                and Director
             Neil Selvin                 (Principal Executive Officer)

         /s/ Marc E. Linden                Chief Financial Officer,             August 31, 1999
   ------------------------------           Senior Vice President,
           Marc E. Linden                    Finance and Business
                                           (Principal Financial and
                                              Accounting Officer)

        /s/ Kevin R. Compton                       Director                     August 31, 1999
   ------------------------------
          Kevin R. Compton

     /s/ Kenneth A. Goldman                        Director                     August 31, 1999
   ------------------------------
       Kenneth A. Goldman

        /s/ Roger Roberts                          Director                     August 31, 1999
   ------------------------------
            Roger Roberts

                               INDEX TO EXHIBITS

   Exhibit
   Number          Description
   -------         --------
      4.1          1999 Stock Plan.

      4.2          Form of agreement for employees, consultants, and directors.

      4.3          Form of agreement for automatic grants to non-employee directors.

      5.1          Opinion of Counsel as to legality of Securities being registered.

     23.1          Consent of Independent Auditors.

     23.2          Consent of Counsel (contained in Exhibit 5.1).

     24.1          Power of Attorney (see Signature Page).